EX-32.1 CERTIFICATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report on Form 10-Q of DeFi Global, Inc. (f.k.a-LION CAPITAL HOLDINGS, INC.) (the “ Company ”), for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “ Report ”), I, Jeff Rice, Chief Executive Officer and I, Mark Sierra,, Chief Financial Officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify, to my knowledge that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 15 U.S.C. 78m (a) or 780(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Sierra

Mark Sierra

Chairman of the Board

Chief Financial Officer

Dated:  May 24, 2010

/s/ Jeff Ricel

Jeff Rice

Chief Executive Officer

Dated:  May 24, 2010

A signed original of this written statement required by Section 906 has been provided toDeFi Global, Inc. (f.k.a-LION CAPITAL HOLDINGS, INC) . and will be retained by DeFi Global, Inc. (f.k.a-LION CAPITAL HOLDINGS, INC). and furnished to the Securities and Exchange Commission or its staff upon request.